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                                                                  Exhibit 12.1

ALLEGHENY TECHNOLOGIES INCORPORATED
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN MILLIONS)

                                                  For the
                                                Three Months
                                                   Ended                             For the Years Ended
                                                ------------   -----------------------------------------------------------------
                                                  3/31/04      12/31/2003   12/31/2002    12/31/2001    12/31/2000    12/31/1999
                                                  -------      ----------   ----------    ----------    ----------    ----------
Income (loss) before income tax provision
     (benefit), extraordinary items and
     cumulative effect of change in
     accounting principle                         $ (50.4)      $ (280.2)     $(103.8)      $ (36.4)      $ 208.8       $ 174.2

(Income) loss recognized on less than
     fifty percent owned persons                     (0.3)           1.6          3.2          (0.6)          0.2          (0.1)

Minority interest in the income of
     subsidiary with fixed charges                      -              -            -             -           0.1             -
                                                  -------       --------      -------       -------       -------       -------

                                                  $ (50.7)      $ (278.6)      (100.6)      $ (37.0)      $ 209.1       $ 174.1
                                                  -------       --------      -------       -------       -------       -------

Fixed Charges:

Interest expense                                  $   8.3       $   33.3      $  36.8       $  16.5        $ 36.0       $  30.6

Portion of rents deemed to be interest                1.4            5.8          5.3           7.4           7.3           8.0

Capitalized interest                                  0.8            2.1          0.1             -             -             -

Amortization of debt expense                          0.1            0.6          0.5          14.2           1.6           0.1
                                                  -------       --------      -------       -------       -------       -------

                                                     10.6           41.8         42.7          38.1          44.9          38.7

Fixed charge adjustments:

Capitalized interest                                  0.8            2.1          0.1             -             -             -
                                                  -------       --------      -------       -------       -------       -------

Adjusted fixed charges                                9.8           39.7         42.6          38.1          44.9          38.7
                                                  -------       --------      -------       -------       -------       -------


Earnings (loss) before income taxes,
     minority interest and fixed charges          $ (40.9)      $ (238.9)     $ (58.0)      $   1.1       $ 254.0       $ 212.8
                                                  -------       --------      -------       -------       -------       -------

Ratio of earnings to fixed charges                      - (1)          - (1)        - (1)         - (1)       5.7           5.5
                                                  =======       ========      =======       =======       =======       =======

(1) For the three months ended March 31, 2004, and for the years ended December 31, 2003, 2002 and 2001, fixed charges exceeded earnings by approximately $51.5 million, $280.7 million, $100.7 million and $37.0 million, respectively.